Exhibit 4.2

Note:                  The following Cross-Reference Table relates to the Indenture dated as of September 16, 2016 (the “Indenture”), among ARD Finance S.A., The Bank of New York Mellon, as successor trustee, transfer agent, registrar and U.S. paying agent and The Bank of New York Mellon, London Branch, as successor security agent, principal paying agent and transfer agent.  The Indenture is filed as Exhibit 4.1 to the registration statement of which this Exhibit 4.2 forms a part.  The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

CROSS-REFERENCE TABLE

Trust Indenture Act Sections		Indenture Sections

310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	7.10
	(a)(4)	N/A
	(a)(5)	7.09
	(a)	7.09
	(b)	7.03
311	(a)	N/A
	(b)	N/A
312	(a)	2.05
	(b)	N/A
	(c)	N/A
313	(a)	N/A
	(b)	N/A
	(c)	6.01(b); 12.02
	(d)	N/A
314	(a)(1)	4.17
	(a)(2)	4.05
	(a)(3)	4.05; 4.17
	(a)(4)	4.05
	(b)	4.19
	(c)(1)	12.03; 12.04
	(c)(2)	12.03; 12.04
	(c)(3)	N/A
	(d)	N/A
	(e)	12.04
	(f)	N/A
315	(a)	7.01(b)
	(b)	6.01(b)
	(c)	7.01(a)
	(d)	7.01(d)
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A

	(b)	6.07
	(c)	6.15
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04; 7.12(c)
318	(a)	N/A
	(c)	N/A

N/A means not applicable.